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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 7, 2017 in Amendment No. 4 to the Registration Statement (Form S-11 No. 333-219205) and related Prospectus of Tremont Mortgage Trust for the registration of its common shares of beneficial interest.

/s/ Ernst & Young LLP

Boston, MA
September 8, 2017

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  Exhibit 23.1